- Consent of Independent Registered Public Accounting Firm -

The Board of Directors and Stockholders

Teche Holding Company

We consent to the incorporation by reference in the registration statements No. 333-87354, 333-55913, 333-95583 and 333-125218 on Form S-8 of Teche Holding Company of our report dated December 12, 2008 with respect to the consolidated financial statements of Teche Holding Company, incorporated by reference in the 2008 Annual Report on Form 10-K of Teche Holding Company.

Asheville, North Carolina

December 26, 2008